                                                                   EXHIBIT 10(4)


         EXECUTIVE CHANGE IN CONTROL AND TERMINATION BENEFITS AGREEMENT


     THIS AGREEMENT, between CAPSURE HOLDINGS CORP., a Delaware corporation (hereinafter called "Capsure"), UNITED CAPITOL INSURANCE COMPANY, a Wisconsin Corporation (hereinafter called "UCIC"), and STEVEN S. ZEITMAN (hereinafter called the "Employee"), dated as of this 6th day of November, 1995.


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Capsure considers it essential to the best interests of Capsure and its stockholders that the Employee, as a member of the key management personnel of UCIC, a wholly-owned indirect subsidiary of Capsure, be encouraged to remain with UCIC, and to continue to devote full attention to UCIC's business in the event an effort is made by Capsure to relinquish control of UCIC through a sale of UCIC by Capsure or otherwise. In this connection, Capsure recognizes that the possibility of a change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of key management personnel of UCIC to the detriment of Capsure and its stockholders. As such, the Board of Directors of Capsure (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of UCIC's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of UCIC;

     WHEREAS, the Employee is a key member of UCIC's management personnel;

     WHEREAS, Capsure believes the Employee has made and will continue to make valuable contributions to UCIC;

     WHEREAS, should Capsure receive any proposal from a third person concerning the acquisition of 51% or more of the voting securities of UCIC, the Board believes it imperative that UCIC, Capsure and the Board be able to rely upon the Employee to continue as a member of management of UCIC, and that UCIC and Capsure be able to receive and rely upon the advice and services of the Employee, without concern that he or she might be distracted by the personal uncertainties and risks created by such a proposal; and

     WHEREAS, should Capsure receive any such proposals, in addition to the Employee's regular duties, the Employee may be called upon to assist in the assessment and furtherance of such proposals, and to take such other actions as UCIC, Capsure or the Board might determine to be appropriate;

     NOW, THEREFORE, to ensure Capsure and UCIC that they will have the continued, undivided attention and services of the Employee and the availability of the Employee's cooperation, advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of UCIC, and to induce the Employee to remain in the employ of UCIC, and for other good and valuable consideration, Capsure, UCIC, and the Employee agree as follows:





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1.  Change in Control.

    For purposes of this Agreement, a "Change in Control of UCIC" shall be deemed to have occurred if, on or before December 31, 1996 Capsure or Capsure's subsidiary, Capsure Financial Group, Inc., actually transfers, assigns, sells or disposes of (i) all or substantially all of UCIC's assets, or (ii) 51% or more of the voting securities of UCIC or United Capitol Holding Company.

2.  Payment of a Transaction Bonus.

    Upon the occurrence of a Change in Control of UCIC, the Employee shall be entitled to a transaction bonus payable by either Capsure or UCIC (as Capsure may elect) to the Employee, such bonus to be in an amount to be determined by the Board (or the Compensation Committee of the Board or any other person or entity designated by the Board) prior to the closing of the Change in Control of UCIC. The transaction bonus shall be in an amount which is not less than 50% and not more than 75% of the sum of the Employee's effective annual base salary, plus the last cash bonus paid to the Employee, prior to the Change in Control of UCIC. The transaction bonus shall be payable in cash at the closing of the Change in Control of UCIC, subject to any applicable payroll or other taxes required to be withheld. The determination of whether the Employee receives 50% or 75% of his annual base salary plus bonus (or something in between) as a transaction bonus shall be made solely at the discretion of the Board (or the Compensation Committee of the Board or any other person or entity designated by the Board), following the consideration of such factors as the Employee's assistance, furtherance efforts, general attitude and spirit of cooperation with Capsure and UCIC during the circumstances arising from the possibility of a Change in Control of UCIC.

3.  Employee Stock Options.

    (a) Upon a Change in Control of UCIC, Capsure will, at the election of the Employee by notice (the "Election") given to Capsure within eighty-five (85) days following the Change in Control of UCIC, pay to the Employee in cash equivalents an amount (an "option payment") equal to the excess, if any, of the fair market value for each share of Capsure's common stock subject to an unexercised option held by the Employee over the exercise price per share of such option(s). For purposes of determining the amount of the option payment, the fair market value for each share of Capsure's stock subject to an unexercised option held by the Employee shall be the last trade price for Capsure's common stock on the New York Stock Exchange at the close of trading on the day prior to the delivery to Capsure of the Election by the Employee. Capsure shall pay the option payment to the Employee within five
           (5) business days following the receipt of the Election.


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    (b)  All unexercised options granted to the Employee shall fully vest immediately upon the closing of a Change in Control of UCIC.

4.  Termination of the Employee Following a Change in Control of UCIC.

    (a) Following the closing of a Change in Control of UCIC, the Employee shall be entitled to the benefits set forth in Sections 6 and 7 hereof upon any termination by UCIC or its successor of the Employee's employment by UCIC or its successor within 24 months following a Change in Control of UCIC for any reason, except the following:

         (i) Termination by reason of the Employee's death, provided the Employee has not previously given a "Notice of Termination" pursuant to Section 5 hereof; or

         (ii) Termination by reason of the Employee's "disability". For the purposes of this Agreement, disability shall be defined as the Employee's inability by reason of physical or mental illness or other physical or mental disability to substantially perform the duties required by the position held by the Employee at the inception of such illness or disability for any consecutive ninety (90) day period unless within 30 days after written notice of termination is thereafter given by UCIC to the Employee, the Employee shall have returned to the full time performance of his duties; or

         (iii) Termination by reason of retirement on or after normal retirement age in accordance with and under UCIC's Employee's Money Purchase Pension Plan (the "Pension Plan") or any plan in substitution thereof; or

          (iv) Termination upon a good faith determination by a majority vote of the Board of Directors of UCIC, or of any affiliate or subsidiary of UCIC, that termination is necessary by reason of a determination by the Insurance Department of any state having jurisdiction over UCIC, or any affiliate or subsidiary, that the Employee must be removed or disqualified from acting as an officer of UCIC or any of its subsidiaries; or

           (v) Termination for "cause". For purposes of this Agreement, "cause" shall mean when in the judgment of the Board of Directors of UCIC, the Employee has (A) willfully and continually failed to substantially perform his duties or (B) engaged in misconduct materially detrimental to the best interests of UCIC or conduct which is illegal; provided that, termination for cause based on the Employee's willful and continued failure to substantially perform his duties shall not be effective unless the Employee shall have received written notice from either the Chairman of the Board of Directors of UCIC or the President of UCIC of such failure and demand for substantial performance 30 days prior to such termination and the Employee has failed after receipt of such


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                  notice to resume the diligent performance of his duties.
                  Examples of the types of misconduct which would be considered materially detrimental or illegal and justifying termination for cause include embezzlement, fraud, payoffs, kickbacks, illegal political contributions, and the like.

    (b) Capsure shall also provide the Employee with the benefits set forth in Sections 6 and 7 upon any termination of employment with UCIC by the Employee for "Good Reason" within 24 months following a Change in Control of UCIC. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any one of the following events without the Employee's consent:

         (i) The assignment of the Employee to any duties substantially inconsistent with his position, duties, responsibilities or status with UCIC immediately prior to the Change in Control of UCIC, or a substantial reduction of Employee's duties or responsibilities, as compared with the duties or responsibilities immediately prior to the Change in Control of UCIC, and the continuation of such inconsistent assignment or reduction for thirty (30) days following written notice thereof from the Employee to UCIC; or

         (ii) A reduction by UCIC in the amount of the Employee's base salary as compared to that which was paid immediately prior to the Change in Control of UCIC; or

         (iii) The failure by UCIC or its successor to continue to provide to the Employee benefits substantially similar in the aggregate to the benefits provided under UCIC's benefit programs prior to the Change in Control of UCIC, such as any of UCIC's pension, life insurance, medical, health or disability plans in which the Employee was participating at the time of the Change in Control of UCIC; or

         (iv) Requiring the Employee to be transferred outside the metropolitan Atlanta area at the time within 24 months after the Change in Control of UCIC, except with the Employee's consent; or

         (v) Any breach by UCIC of any of the provisions of this Agreement or any failure by UCIC to carry out its obligations hereunder and the continuation of such breach or failure for thirty (30) days following written notice thereof from the Employee to UCIC.

    (c) Notwithstanding the other provisions of this Section 4, in the event that the Employee shall resign the employment with UCIC without "Good Reason", then the Employee shall not be entitled to the benefits set forth in Sections 6 and 7 upon such resignation.


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5.  Notice of Termination.

    Any termination of the Employee's employment by UCIC as contemplated by
    Section 4(a) of this Agreement or by the Employee as contemplated by
    Section 4(b) of this Agreement shall be communicated by written "Notice of Termination" to the other party hereto. Any "Notice of Termination" shall indicate the effective date of termination which shall not be less than 30 days after the date the Notice of Termination is delivered (the "Termination Date"), the specific provision in this Agreement relied upon, and will set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

6.  Termination Benefits.

    Upon termination of the Employee's employment by UCIC as described in
    Section 4(a) or 4(b) of this Agreement, the following payments (subject to any applicable payroll or other taxes required to be withheld) and benefits shall be paid and provided to the Employee:

    (a)  Compensation

         UCIC shall pay to the Employee an amount equal to two (2) times the greater of (i) the Employee's effective annual base salary at the Termination Date, or (ii) the Employee's effective annual base salary immediately prior to the Change in Control of UCIC. UCIC shall make monthly payments of a portion of such amount in 24 equal monthly installments on the first day of each month after the Termination Date. The amount payable to the Employee under either (i) or (ii) shall be reduced by one monthly installment for each full month the Employee remains employed by UCIC after the Change in Control of UCIC, provided, however, that such payments shall cease after the month in
         which Employee reaches normal retirement age in accordance     with
         UCIC's Money Purchase Pension Plan.

    (b)  Insurance Benefits, Etc.

         UCIC shall provide or cause to be provided to the Employee, for a period of 24 months after the Date of Termination, all life insurance, medical, health, and disability plans, programs or arrangements in which the Employee would have been entitled to participate if he had continued in the employment of UCIC, to the extent such plans, programs, or arrangements are offered by UCIC during such 24-month period. This 24-month time obligation of UCIC to furnish these aforementioned benefits shall be reduced by one month for each full month the Employee remains employed by UCIC after the closing of the Change in Control of UCIC. In the event that the Employee's participation in any such continuing plan, program or arrangement is not directly permitted by the provisions of these plans, programs or arrangements, UCIC shall arrange, at its expense, to provide the Employee with substantially similar benefits.



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7.  Other Benefits.

    Upon termination of the Employee's employment by UCIC as described in Sections 4(a) or 4(b) of this Agreement, the following benefits (subject to any applicable payroll or other taxes required to be withheld) shall be paid or provided to the Employee:

    (a)  Retirement Benefits

         For purposes of this Agreement, the Employee shall be deemed to be completely vested under the UCIC Money Purchase Pension Plan and all supplemental, non-qualified plans (or any successor plan), in effect immediately prior to the Change in Control of UCIC (collectively the "Retirement Plans"), regardless of the Employee's actual vesting service credit thereunder. Any part of the foregoing retirement benefits which are not paid through the Retirement Plans shall be paid by UCIC. With the consent of the Employee, UCIC's obligation under this Section 7(a) may be satisfied by the purchase of an individual retirement annuity providing the foregoing retirement benefits are calculated and payable in accordance with the provisions of the Retirement Plans in effect as of the date of Change in Control of UCIC.

    (b)  Executive Outplacement Counseling

         Upon written request of the Employee, UCIC shall engage an outplacement counseling service of national reputation to assist the Employee in obtaining employment. The Employee shall be entitled to only one such engagement of an outplacement counseling service. The Employee's right to elect this counseling shall terminate 90 days from the Termination Date of the Employee.

8.  Mitigation.

    (a) The Employee is required to seek other employment or otherwise mitigate the amount of any payments (other than any payments pursuant to Section 2 hereof) or benefits to be made by UCIC or Capsure pursuant to this Agreement.

    (b) If the Employee is employed (including self-employment) by any business, whether or not the other employment is in direct competition with the business of UCIC or its subsidiaries, after the Termination Date, then the amount of any prospective payments provided for in
         Section 6(a) shall be reduced by any base salary or other similar form of compensation (except for incentive compensation) earned by the Employee as the result of such other employment including any voluntary deferral of such base salary or similar form of compensation.

    (c) To the extent the Employee is eligible to participate in a plan providing benefits comparable to those to be provided by
         Section 6(b) hereof upon obtaining other employment (including self-employment), whether or not the


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         other employment is in direct competition with the business of UCIC or its subsidiaries, the comparable benefits UCIC would otherwise provide pursuant to Section 6(b) hereof shall not be required of UCIC. The benefit payments provided for in Section 7 shall not be reduced.

    (d) The Employee hereby agrees to notify UCIC promptly upon obtaining any other employment, and to furnish UCIC with details of the employee's base salary or similar form of compensation, employee benefits and the like.

9.  Services During Certain Events.

    For purposes of this Agreement, a "potential Change in Control of UCIC" shall be deemed to have occurred if (i) Capsure enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control of UCIC as defined in Section 1 of this Agreement, or
    (ii), the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control of UCIC has occurred. The Employee agrees that, subject to the terms and conditions of this Agreement, in the event of the occurrence of a potential Change in Control in UCIC on or before December 31, 1996, the Employee will remain in the employ of UCIC until the earliest of (A) a date which is six months from the occurrence of such potential Change in Control of UCIC, or (B) the termination by the Employee of employment by reason of disability or retirement (at the Employee's normal retirement age), or (C) the occurrence of a Change in Control of UCIC.

10. Successors.

    (a) Capsure shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the equity securities, business and/or assets of UCIC to expressly assume and agree to perform this Agreement. Upon the assumption of this Agreement by such successor, Capsure shall be released from any and all of its obligations and liabilities under this Agreement. Failure of Capsure to obtain such assumption prior to the effectiveness of any such Change in Control of UCIC shall be a breach of this Agreement, and shall entitle the Employee to compensation from Capsure in the same amount and on the same terms as the Employee would be entitled hereunder if the Employee were to terminate employment for Good Reason following a Change in Control of UCIC, except that for purposes of implementing the foregoing, the date on which any such Change in Control of UCIC closes shall be deemed the Termination Date.

         For purposes of this Agreement, "UCIC" shall mean United Capitol Insurance Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

    (b) This Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators,


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            successors, heirs, distributees, devisees and legatees.  If the
            Employee should die while any amounts are payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to the Employee's estate.

11. Notices.

    For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to the Employee:

     Steven S. Zeitman
       2870 Pharr Ct. So. Apt. 1205
     ----------------------------
       Atlanta, GA  30305
     ----------------------------

    If to Capsure Holdings Corp. ("Capsure"):
     2 North Riverside Plaza
     Chicago, IL  60606
     Attn:  General Counsel

    If to United Capitol Insurance Company ("UCIC"):
     400 Perimeter Center Terrace
     Suite 345
     Atlanta, GA  30346
     Attn:  President

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12. Governing Law.

    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia.

13. Miscellaneous.

    No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee, Capsure and UCIC, excepting that after the date a Change in Control of UCIC has occurred, Capsure shall not be required to be a party to any such modification, waiver or discharge. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar


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    provisions or conditions at the same or any prior or subsequent time.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

14. Separability.

    The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

15. Non-Assignability.

    This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 10. Without limiting the foregoing, the Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 15 Capsure and UCIC shall have no liability to pay any amount so attempted to be assigned or transferred.

16. Term of Agreement.

    This Agreement shall commence on the date hereof and shall continue in effect through December 31, 1996, provided that the expiration of this Agreement shall not affect the rights or obligations of Capsure, UCIC, or Employee arising from a Change in Control of UCIC occurring prior to the expiration of the Agreement.



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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first set forth on page 1 of this agreement.



Capsure Holdings Corp. ("Capsure")                 Steven S. Zeitman ("the Employee")



by:      /s/ Bruce A. Esselborn                      /s/ Steven S. Zeitman
   -----------------------------------------       ---------------------------------------------
its:      President                                signed this   6th   day of  November  , 1995
   -----------------------------------------                   ------          --------

signed this  6th   day of   November  , 1995       at     Atlanta,  GA
            ------       ------------                -------------------------------------------

at     Atlanta,  GA
   -----------------------------------------


United Capitol Insurance Company ("UCIC")


by:      /s/ Mary Jane Robertson
   -----------------------------------------

its:    Executive VP and CFO
   -----------------------------------------

signed this  6th   day of   November  , 1995
           -------       -------------
at     Atlanta,  GA
   -----------------------------------------

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